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                                                                   Exhibit 3.1


                            ARTICLES OF INCORPORATION

                                       OF

                       CENTERSTATE BANKS OF FLORIDA, INC.

           The undersigned, being of legal age and desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Florida Business Corporation Act, as amended (such Act, as amended from time to time, is hereinafter referred to as the "Act"), executes the following Articles of Incorporation.

                                    ARTICLE I

                                      Name

           The name of the Corporation is Centerstate Banks of Florida, Inc.

                                   ARTICLE II

                                    Duration

           This Corporation shall commence its existence immediately upon the filing of these Articles of Incorporation and shall have perpetual duration unless sooner dissolved according to law.

                                   ARTICLE III

                           Purpose and General Powers

           The general purpose of the Corporation shall be the transaction of any and all lawful business for which corporations may be incorporated under the Act. The Corporation shall have all of the powers enumerated in the Act and all such other powers as are not specifically prohibited to corporations for profit under the laws of the State of Florida.




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                                   ARTICLE IV

                                  Capital Stock

      A.   Number and Class of Shares Authorized; Par Value.

           The Corporation is authorized to issue the following shares of capital stock:

           (1) Common Stock. The aggregate number of shares of common stock (referred to in these Articles of Incorporation as "Common Stock") which the Corporation shall have authority to issue is 20,000,000 with a par value of $0.01 per share.

           (2) Preferred Stock. The aggregate number of shares of preferred stock (referred to in these Articles of Incorporation as "Preferred Stock") which the Corporation shall have authority to issue is 5,000,000 with a par value of $.01 per share.

      B.   Description of Remaining Shares of Preferred Stock.

           The terms, preferences, limitations and relative rights of the shares of Preferred Stock are as follows:

           (1) Dividends on the outstanding shares of Preferred Stock shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the outstanding shares of Common Stock with respect to the same quarterly period. Dividends on any shares of Preferred Stock shall be cumulative only if and to the extent determined by resolution of the Board of Directors, as provided below. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the outstanding shares of Preferred Stock shall have preference and priority over the outstanding shares of Common Stock for payment of the amount, if any, to which shares of each outstanding series of Preferred Stock may be entitled in accordance with the terms and rights thereof and each holder of Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside, before any such payments shall be made to the holders of Common stock.

           (2) The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited (including, by way of illustration and not limitation, in excess of one vote per share), or without voting powers, and with such designations, preferences and relative participating, option or other rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:


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                (a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors;
      and

                (b) The rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative; and

                (c) Whether shares of such series shall be redeemed, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares; and

                (d) The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; and

                (e) The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock, other securities, or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

                (f) The voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher number of votes per share as may be designated by the Board of Directors; and

                (g) The preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock with the Corporation.

           (3) Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series. When payment of the consideration for which shares of Preferred Stock are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable.


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      C.   Common Stock Voting Rights.

           Each record holder of Common Stock shall be entitled to one vote for each share held. Holders of Common Stock shall have no cumulative voting rights in any election of directors of the Corporation.

      D.   Preemptive Rights.

           Holders of Common Stock shall not have as a matter of right any preemptive or preferential right to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock of the Corporation.

                                    ARTICLE V

        Initial Registered Office and Agent; Principal Place of Business

           The initial registered office of this Corporation shall be located at the City of Winter Haven, County of Polk and State of Florida, and its address there shall be, at present, 7722 SR 544 East, Winter Haven, FL 33881, and the initial registered agent of the Corporation at that address shall be James H. White. The Corporation may change its registered agent or the location of its registered office, or both, from time to time without amendment of these Articles of Incorporation. The principal place of business and the mailing address of the Corporation shall be: 7722 SR 544 East, Winter Haven, FL 33881.

                                   ARTICLE VI

                           Initial Board of Directors

           The initial Board of Directors of the Corporation shall consist of one director. The name and street address of the initial director of this Corporation is:

                    James H. White
                    7722 SR 544 East
                    Winter Haven, FL  33881


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           The number of Directors of this Corporation shall be the number from time to time fixed by the Shareholders, or by the Directors, in accordance with the terms and conditions of the Bylaws, but at no time shall said number of Directors be less than one.

                                   ARTICLE VII

                                  Incorporator

           The name and street address of the person signing these Articles of Incorporation as Incorporator are:

                    James H. White
                    7722 SR 544 East
                    Winter Haven, FL  33881

                                  ARTICLE VIII

                                     Bylaws

           The power to adopt, alter, amend or repeal bylaws shall be vested in the Board of Directors.

                                   ARTICLE IX

                                    Amendment

           This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.

                                    ARTICLE X

                              Headings and Captions

           The headings or captions of these various Articles of Incorporation are inserted for convenience and none of them shall have any force or effect, and the interpretation of the various articles shall not be influenced by any of said headings or captions.


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           IN WITNESS WHEREOF, the undersigned does hereby make and file these
Articles of Incorporation declaring and certifying that the facts stated herein are true, and hereby subscribes thereto and hereunto sets his hand and seal this 7th day of September, 1999.

                                          /s/ James H. White
                                          --------------------------------------
                                          James H. White

STATE OF FLORIDA
COUNTY OF POLK

         The foregoing instrument was acknowledged before me this 7th day of September, 1999, by JAMES H. WHITE.

                                           /s/ Barbara McHugh
                                           -------------------------------------
                                           Printed Name: Barbara McHugh
                                                         -----------------------
                                           Notary Public, State of Florida


Personally Known [X] or Produced Identification [ ]
Type of Identification Produced
                                ------------------------------------------------



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                CERTIFICATE DESIGNATING PLACE OF BUSINESS FOR THE
                SERVICE OF PROCESS WITHIN FLORIDA AND REGISTERED
                      AGENT UPON WHOM PROCESS MAY BE SERVED

                  In compliance with Sections 48.091 and 607.0501, Florida Statutes, the following is submitted:

                  Centerstate Banks of Florida, Inc. (the "Corporation") desiring to organize as a domestic corporation or qualify under the laws of the State of Florida has named and designated James H. White as its Registered Agent to accept service of process within the State of Florida with its registered office located at 7722 SR 544 East, Winter Haven, FL 33881.

                                 ACKNOWLEDGMENT

                  Having been named as Registered Agent for the Corporation at the place designated in this Certificate, I hereby agree to act in this capacity; and I am familiar with and accept the obligations relating to service as a registered agent, as the same may apply to the Corporation; and I further agree to comply with the provisions of Florida Statutes, Section 48.091 and all other statutes, all as the same may apply to the Corporation relating to the proper and complete performance of my duties as Registered Agent.

                  Dated this 7th day of September, 1999

                                          /s/ James H. White
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                                          James H. White, Registered Agent



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